Boston Private Financial Holdings, Inc. Reports Fourth Quarter and Year End 2013 Results;
Raises Dividend to $0.08 Per Share
Fourth Quarter and Full Year Highlights:

•
Earnings increased 32% year-over-year: Full year 2013 GAAP Net Income Attributable to the Company increased to $70.5 million, or $0.68 per share, versus net income of $53.3 million, or $0.61 per share, for the full year of 2012.

•
Deposit and loan growth: Deposits increased 3% linked quarter and 5% year-over-year to $5.1 billion driven by growth in money market accounts. Total Loans increased 4% linked quarter and 6% year-over-year to $5.1 billion.

•
Core fees represent 42% of a growing revenue base: Fees from Wealth Management businesses increased 10% to $30.4 million on a linked quarter basis. Full year 2013 fees from Wealth Management businesses increased 12% to $112.7 million. Net Interest Income grew 3% in the fourth quarter, contributing to 7% overall revenue growth quarter-to-quarter.

•	Total Operating Expenses decreased: Full year 2013 Total Operating Expenses decreased 5% to $221.4 million.

•
Provision credit: The Company recorded a provision credit of $2.0 million in the quarter due to recoveries of $2.3 million and a 9% linked quarter reduction in Classified Loans. For the full year of 2013, the Company recorded a provision credit of $10.0 million.

•	Dividend increase announced: The Board of Directors today approved a cash dividend of $0.08 per share, up from $0.07 per share last quarter.
Boston, MA - January 15, 2014 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the "Company" or "BPFH") today reported fourth quarter 2013 GAAP Net Income Attributable to the Company of $17.7 million, compared to $18.3 million in the third quarter of 2013. BPFH reported fourth quarter diluted earnings per share of $0.20 compared to $0.22 in the third quarter of 2013.
For the full year of 2013, BPFH reported GAAP Net Income Attributable to the Company of $70.5 million, compared to $53.3 million for the full year of 2012. BPFH reported diluted earnings per share of $0.68 compared to $0.61 for the full year of 2012.
"Our Company delivered on the full year targets we articulated for shareholders throughout 2013: low-to-mid single digit loan and deposit growth, double digit growth in Wealth Management revenue, expense discipline and efficient capital management," said Clayton G. Deutsch, CEO and President of the Company. "This performance strengthened our margins and significantly improved our Return on Equity over the prior year. We see momentum in our businesses, believe we have a strong balance sheet and capital base, and have decided to raise the dividend to enhance shareholder return."
Core Fees Increased 10% Linked Quarter, 12% in 2013
Core Fees and Income (Investment Management and Trust Fees, Private Banking Investment Management and Trust Fees, Wealth Advisory Fees, Other Banking Fee Income and Gain on Sale of Loans) for the fourth quarter increased 10% to $32.8 million from $29.8 million in the third quarter of 2013. The increase was driven by fee growth in all three of the Company's Wealth Management businesses. For the full year of 2013, Core Fees and Income increased 12% to $122.7 million.

Total Assets Under Management/Advisory ("AUM") increased to $24.3 billion in the fourth quarter, up 7% from $22.7 billion in the third quarter of 2013. AUM increased 19% from $20.4 billion in the fourth quarter of 2012. The Company experienced fourth quarter 2013 AUM net inflows of $147 million, as compared to third quarter 2013 AUM net inflows of $52 million. AUM net inflows for the full year of 2013 were $152 million as compared to $621 million from the full year of 2012. Full year 2012 net inflows were impacted by two lift-outs completed during the year by affiliate Anchor Capital Advisors.
Net Interest Income Increased 3% Linked Quarter
Net Interest Income in the fourth quarter was $43.5 million, up 3% from $42.3 million in the third quarter of 2013. For the full year of 2013, Net Interest Income declined 5% to $174.0 million.
Net Interest Margin was 2.98% in the fourth quarter, down one basis point from 2.99% in the third quarter. The decrease was driven by larger average cash balances. For the full year of 2013, Net Interest Margin decreased 17 basis points to 3.05%.
Total Operating Expenses Decreased 5% in 2013
Total Operating Expenses for the fourth quarter of 2013 were $55.7 million, up 7% from $52.1 million in the third quarter of 2013. For the full year of 2013, Total Operating Expenses were $221.4 million, down 5% from $232.5 million (including restructuring costs of $5.9 million) in 2012.
Criticized Loans Decreased 26% YOY
The Company recorded a $2.0 million credit to its Provision for Loan Losses in the fourth quarter of 2013, compared to a provision credit of $6.0 million in the third quarter. The provision credit was driven by recoveries of $2.3 million and a reduction in Classified Loans (Accruing Substandard Loans and Nonaccrual Loans). For the full year of 2013, the Company recorded a provision credit of $10.0 million as compared to a provision credit of $3.3 million for 2012.
Criticized Loans increased 3% to $173.6 million on a linked quarter basis, and decreased 26% year-over-year. Nonaccrual Loans ("Nonaccruals") decreased 12% to $44.8 million, down from $50.8 million on a linked quarter basis. On a year-over-year basis, Nonaccruals decreased 26% from $60.7 million. As a percentage of Total Loans, Nonaccruals were 87 basis points at December 31, 2013, down 16 basis points from 1.03% at September 30, 2013, and down 39 basis points from 1.26% at December 31, 2012.
Additional credit metrics are listed below on a linked quarter and year-over-year basis:

(In millions)	December 31, 2013	September 30, 2013	December 31, 2012
Total Criticized Loans	$173.6	$169.3	$235.0
Total Loans 30-89 Days Past Due and Accruing (13)	$13.7	$8.2	$46.4
Total Net Loans (Charged-off)/ Recovered	$1.2	$2.4	$(2.1)
Allowance for Loan Losses/ Total Loans	1.49%	1.57%	1.75%

Earnings Build Drives Dividend Increase
The Company maintained its strong capital position in 2013 and returned capital to shareholders via two dividend increases announced in the first and third quarters of 2013. Today the Board of Directors announced a dividend increase to $0.08 per share, up from $0.07 per share last quarter.
Capital ratios are listed below on a linked quarter and year-over-year basis:

	December 31, 2013	September 30, 2013	December 31, 2012
Total Risk-Based Capital *	14.8%	15.2%	14.6%
Tier I Risk-Based Capital *	13.5%	13.9%	13.4%
Tier I Leverage Capital *	10.1%	10.3%	9.9%
TCE/TA	7.5%	7.5%	7.7%
Tier I Common Equity/ Risk Weighted Assets *	9.9%	10.1%	10.0%
*December 31, 2013 data is presented based on estimated data.

Dividend Payments
Concurrent with the release of fourth quarter 2013 earnings, the Board of Directors of the Company declared a cash dividend to common shareholders of $0.08 per share. The record date for this dividend is February 7, 2014, and the payment date is February 21, 2014.
The Board of Directors of the Company also declared a cash dividend to holders of the Non-Cumulative Perpetual Preferred Stock, Series D of $17.375 per share, which will result in a dividend of $0.434375 per depositary share. The record date for this dividend is February 14, 2014, and the payment date is March 17, 2014.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as net income, excluding the effect of significant transactions (core earnings); earnings per share, excluding the effect of significant transactions; tangible book value per share; the TCE/TA ratio; return on average common equity; return on average tangible common equity; pre-tax, pre-provision earnings; and the efficiency ratio (FTE basis), to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.
Conference Call
Management will hold a conference call at 8 a.m. Eastern Time on Thursday, January 16, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
Elite Entry Number: 9064061
Replay Information:
Available from January 16 at 12 noon until January 23
Dial In #: (877) 344-7529
Conference Number: 10039001
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates in Boston, New York, Los Angeles and the San Francisco Bay Area. The Company has a $6 billion Private Banking balance sheet, and manages over $24 billion of client assets.
The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company's website at www.bostonprivate.com.
Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continued weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.
###
CONTACT:
Jeanne Hess
Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	December 31, 2013	September 30, 2013	December 31, 2012
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$191,881	$323,941	$308,744
Investment securities available for sale	691,729	702,944	699,300
Investment securities held to maturity	112,014	—	—
Stock in Federal Home Loan Banks	38,612	39,715	41,981
Loans held for sale (1)	6,123	1,745	308,390
Total loans	5,112,459	4,922,222	4,814,136
Less: Allowance for loan losses	76,371	77,177	84,057
Net loans	5,036,088	4,845,045	4,730,079
Other real estate owned (“OREO”)	776	776	3,616
Premises and equipment, net	29,158	29,319	27,081
Goodwill	110,180	110,180	110,180
Intangible assets, net	20,604	21,656	24,874
Fees receivable	12,119	10,653	8,836
Accrued interest receivable	14,416	13,442	14,723
Deferred income taxes, net	55,364	60,853	62,245
Other assets	118,045	114,670	124,956
Total assets	$6,437,109	$6,274,939	$6,465,005
Liabilities:
Deposits (1)	$5,110,370	$4,942,765	$4,885,059
Deposits held for sale (1)	—	—	194,084
Securities sold under agreements to repurchase	102,353	92,499	116,319
Federal Home Loan Bank borrowings	367,254	391,466	408,121
Junior subordinated debentures	106,363	110,487	143,647
Other liabilities	97,613	97,461	95,386
Total liabilities	5,783,953	5,634,678	5,842,616
Redeemable Noncontrolling Interests	19,468	17,224	19,287
Shareholders’ Equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares	47,753	47,753	58,089
Common stock, $1.00 par value; authorized: 170,000,000 shares; issued and outstanding: 79,837,612 shares at December 31, 2013; 79,821,898 shares at September 30, 2013; and 78,743,518 shares at December 31, 2012	79,838	79,822	78,744
Additional paid-in capital	616,334	623,485	640,891
Accumulated deficit	(106,211)	(123,879)	(176,746)
Accumulated other comprehensive income/ (loss)	(4,197)	(4,283)	2,124
Total Company’s shareholders’ equity	633,517	622,898	603,102
Noncontrolling interests	171	139	—
Total shareholders’ equity	633,688	623,037	603,102
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$6,437,109	$6,274,939	$6,465,005

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$47,421	$46,484	$51,398	$191,594	$209,280
Taxable investment securities	516	548	650	2,071	3,875
Non-taxable investment securities	750	746	846	3,113	3,228
Mortgage-backed securities	1,361	1,338	1,443	5,441	6,186
Federal funds sold and other	331	273	208	955	719
Total interest and dividend income	50,379	49,389	54,545	203,174	223,288
Interest expense:
Deposits	3,283	3,206	4,096	13,395	17,640
Federal Home Loan Bank borrowings	2,564	2,750	3,295	10,963	14,488
Junior subordinated debentures	979	1,119	1,308	4,408	6,258
Repurchase agreements and other borrowings	12	12	300	390	1,626
Total interest expense	6,838	7,087	8,999	29,156	40,012
Net interest income	43,541	42,302	45,546	174,018	183,276
Provision/ (credit) for loan losses	(2,000)	(6,000)	(5,000)	(10,000)	(3,300)
Net interest income after provision for loan losses	45,541	48,302	50,546	184,018	186,576
Fees and other income:
Investment management and trust fees - Investment Management	12,371	10,511	10,094	43,816	39,163
Investment management and trust fees - Private Banking	6,768	6,508	6,086	26,550	23,645
Wealth advisory fees	11,269	10,698	9,745	42,352	37,659
Other banking fee income	2,279	1,679	1,455	7,460	5,664
Gain on sale of loans, net	156	430	1,726	2,519	3,225
Total core fees and income	32,843	29,826	29,106	122,697	109,356
Gain on repurchase of debt	—	—	874	620	3,444
Gain/(loss) on sale of investments, net	14	7	(7)	49	871
Gain/(loss) on OREO, net	—	—	624	(13)	845
Gain on sale of Pacific Northwest offices (1)	—	—	—	10,574	—
Other	1,488	418	(151)	2,414	450
Total other income	1,502	425	1,340	13,644	5,610
Operating expense:
Salaries and employee benefits	36,156	33,102	37,781	140,761	143,852
Occupancy and equipment	7,407	7,302	7,516	29,806	30,790
Professional services	3,412	3,451	3,698	12,109	13,113
Marketing and business development	1,782	1,201	2,968	7,199	7,422
Contract services and data processing	1,313	1,462	1,391	5,827	5,380
Amortization of intangibles	1,052	1,056	1,106	4,327	4,369
FDIC insurance	883	823	1,003	3,700	3,972
Restructuring expense	—	—	1,631	—	5,911
Other	3,700	3,713	5,795	17,631	17,645
Total operating expense	55,705	52,110	62,889	221,360	232,454
Income before income taxes	24,181	26,443	18,103	98,999	69,088
Income tax expense	7,303	8,557	6,115	32,308	20,330
Net income from continuing operations	16,878	17,886	11,988	66,691	48,758
Net income from discontinued operations (2)	1,968	1,321	1,819	7,792	7,635
Net income before attribution to noncontrolling interests	18,846	19,207	13,807	74,483	56,393
Less: Net income attributable to noncontrolling interests	1,178	871	715	3,948	3,122
Net income attributable to the Company	$17,668	$18,336	$13,092	$70,535	$53,271

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Year Ended
PER SHARE DATA:	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(In thousands, except share and per share data)
Calculation of Income for EPS:
Net income attributable to the Company	$17,668	$18,336	$13,092	$70,535	$53,271
Adjustments to Net Income Attributable to the Company to Arrive at Net Income Attributable to Common Shareholders (3)	(1,467)	(665)	(239)	(15,057)	(781)
Net Income Attributable to the Common Shareholders	16,201	17,671	12,853	55,478	52,490
LESS: Amount allocated to participating securities	(133)	(160)	(1,281)	(1,579)	(5,320)
Net Income Attributable to the Common Shareholders, after allocation to participating securities	$16,068	$17,511	$11,572	$53,899	$47,170

End of Period Common Shares Outstanding	79,837,612	79,821,898	78,743,518

Weighted Average Shares Outstanding:
Weighted average basic shares, including participating securities	78,719,000	78,710,259	85,386,014	80,859,229	85,186,796
LESS: Participating securities	(976,760)	(1,040,242)	(9,047,609)	(3,485,412)	(9,166,805)
PLUS: Dilutive potential common shares	1,758,720	1,523,731	1,066,155	1,379,707	953,525
Weighted Average Diluted Shares (4)	79,500,960	79,193,748	77,404,560	78,753,524	76,973,516

Diluted Total Earnings per Share	$0.20	$0.22	$0.15	$0.68	$0.61

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012
FINANCIAL DATA:
Book Value Per Common Share	$7.34	$7.21	$6.92
Tangible Book Value Per Share (5)	$5.91	$5.74	$5.64
Market Price Per Share	$12.62	$11.09	$9.01

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$4,565,000	$4,263,000	$3,941,000
Investment Managers	10,401,000	9,697,000	8,444,000
Wealth Advisory	9,336,000	8,809,000	8,052,000
Less: Inter-company Relationship	(22,000)	(21,000)	(20,000)
Total Assets Under Management and Advisory	$24,280,000	$22,748,000	$20,417,000

FINANCIAL RATIOS:
Total Equity/Total Assets	9.84%	9.93%	9.33%
Tangible Common Equity/ Tangible Assets (5)	7.48%	7.46%	7.67%
Tier I Common Equity/ Risk Weighted Assets (5)	9.91%	10.15%	9.99%
Allowance for Loan Losses/Total Loans	1.49%	1.57%	1.75%
Allowance for Loan Losses/Nonaccrual Loans	171%	152%	138%
Return on Average Assets - Three Months Ended (Annualized)	1.11%	1.18%	0.82%
Return on Average Common Equity - Three Months Ended (Annualized) (6)	11.56%	12.32%	8.72%
Return on Average Tangible Common Equity - Three Months Ended (Annualized) (6)	14.43%	15.54%	10.90%
Efficiency Ratio - Three Months Ended (7)	68.27%	68.47%	78.75%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In Thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	12/31/13	9/30/13	12/31/12	12/31/13	9/30/13	12/31/12	12/31/13	9/30/13	12/31/12
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$237,342	$244,408	$202,970	$516	$548	$650	0.87%	0.90%	1.28%
Non-taxable investment securities (8)	215,083	209,511	202,971	1,154	1,148	1,320	2.15%	2.19%	2.60%
Mortgage-backed securities	267,463	263,380	309,359	1,361	1,338	1,443	2.04%	2.03%	1.87%
Federal funds sold and other	352,285	244,622	221,457	331	273	208	0.37%	0.44%	0.37%
Total Cash and Investments	1,072,173	961,921	936,757	3,362	3,307	3,621	1.25%	1.37%	1.54%
Loans: (9)
Commercial and Construction (8)	2,707,370	2,657,121	2,773,478	31,150	30,435	33,660	4.50%	4.48%	4.83%
Residential	2,022,698	1,984,565	2,024,279	16,159	15,782	17,626	3.20%	3.18%	3.48%
Home Equity and Other Consumer	250,212	258,579	269,954	1,874	2,003	2,104	2.97%	3.07%	3.10%
Total Loans	4,980,280	4,900,265	5,067,711	49,183	48,220	53,390	3.89%	3.88%	4.20%
Total Earning Assets	6,052,453	5,862,186	6,004,468	52,545	51,527	57,011	3.43%	3.47%	3.78%
LESS: Allowance for Loan Losses	78,463	81,262	90,931
Cash and due From Banks (Non-Interest Bearing)	40,332	40,164	46,916
Other Assets	364,130	375,910	395,646
TOTAL AVERAGE ASSETS	$6,378,452	$6,196,998	$6,356,099
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$490,408	$492,983	$494,960	$94	$97	$168	0.08%	0.08%	0.13%
Money Market	2,500,191	2,425,333	2,377,447	1,871	1,782	2,287	0.30%	0.29%	0.38%
Certificates of Deposit	620,161	627,166	712,358	1,318	1,327	1,641	0.84%	0.84%	0.92%
Total Deposits	3,610,760	3,545,482	3,584,765	3,283	3,206	4,096	0.36%	0.36%	0.45%
Junior Subordinated Debentures	106,673	125,729	150,089	979	1,119	1,308	3.59%	3.48%	3.41%
FHLB Borrowings and Other	487,584	501,263	599,248	2,576	2,762	3,595	2.07%	2.16%	2.35%
Total Interest-Bearing Liabilities	4,205,017	4,172,474	4,334,102	6,838	7,087	8,999	0.64%	0.67%	0.82%
Noninterest Bearing Demand Deposits	1,391,809	1,277,319	1,304,276
Other Liabilities	134,429	114,588	98,279
Total Average Liabilities	5,731,255	5,564,381	5,736,657
Redeemable Noncontrolling Interests	17,929	17,688	18,780
Average Shareholders' Equity	629,268	614,929	600,662
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,378,452	$6,196,998	$6,356,099
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$45,707	$44,440	$48,012
LESS: FTE Adjustment (8)				2,166	2,138	2,466
Net Interest Income (GAAP Basis)				$43,541	$42,302	$45,546
Interest Rate Spread							2.79%	2.80%	2.96%
Net Interest Margin							2.98%	2.99%	3.19%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance		Interest Income/Expense		Average Yield/Rate
(In Thousands)	Year Ended		Year Ended		Year Ended
AVERAGE BALANCE SHEET:	12/31/13	12/31/12	12/31/13	12/31/12	12/31/13	12/31/12
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$221,677	$297,646	$2,071	$3,875	0.93%	1.30%
Non-taxable investment securities (8)	208,547	192,913	4,790	5,038	2.30%	2.61%
Mortgage-backed securities	285,677	266,114	5,441	6,186	1.90%	2.32%
Federal funds sold and other	230,542	239,371	955	719	0.41%	0.30%
Total Cash and Investments	946,443	996,044	13,257	15,818	1.40%	1.59%
Loans: (9)
Commercial and Construction (8)	2,717,707	2,706,444	125,427	134,755	4.55%	4.98%
Residential	1,993,729	1,962,192	64,968	71,664	3.26%	3.65%
Home Equity and Other Consumer	261,958	290,680	7,848	9,435	3.00%	3.25%
Total Loans	4,973,394	4,959,316	198,243	215,854	3.95%	4.35%
Total Earning Assets	5,919,837	5,955,360	211,500	231,672	3.54%	3.89%
LESS: Allowance for Loan Losses	81,924	97,094
Cash and due From Banks (Non-Interest Bearing)	41,402	56,022
Other Assets	383,833	424,278
TOTAL AVERAGE ASSETS	$6,263,148	$6,338,566
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits (10):
Savings and NOW	$520,546	$500,084	$430	$827	0.08%	0.17%
Money Market	2,401,622	2,189,344	7,366	8,777	0.31%	0.40%
Certificates of Deposit	633,759	810,590	5,599	8,036	0.88%	0.99%
Total Deposits	3,555,927	3,500,018	13,395	17,640	0.38%	0.50%
Junior Subordinated Debentures	125,756	167,786	4,408	6,258	3.46%	3.73%
FHLB Borrowings and Other	527,377	663,165	11,353	16,114	2.12%	2.43%
Total Interest-Bearing Liabilities	4,209,060	4,330,969	29,156	40,012	0.69%	0.92%
Noninterest Bearing Demand Deposits	1,286,539	1,304,514
Other Liabilities	133,592	103,271
Total Average Liabilities	5,629,191	5,738,754
Redeemable Noncontrolling Interests	18,162	19,822
Average Shareholders' Equity	615,795	579,990
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,263,148	$6,338,566
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)			$182,344	$191,660
LESS: FTE Adjustment (8)			8,326	8,384
Net Interest Income (GAAP Basis)			$174,018	$183,276
Interest Rate Spread					2.85%	2.97%
Net Interest Margin					3.05%	3.22%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	December 31, 2013	September 30, 2013	December 31, 2012
LOAN DATA (11):
Commercial and Industrial Loans:
New England	$713,484	$671,564	$691,519
San Francisco Bay	107,154	75,519	61,535
Southern California	45,415	41,342	53,272
Total Commercial and Industrial Loans	$866,053	$788,425	$806,326
Commercial Real Estate Loans:
New England	$721,924	$673,428	$662,964
San Francisco Bay	641,746	597,405	648,137
Southern California	449,724	451,198	380,249
Total Commercial Real Estate Loans	$1,813,394	$1,722,031	$1,691,350
Construction and Land Loans:
New England	$92,456	$106,324	$92,766
San Francisco Bay	45,941	34,074	33,655
Southern California	15,520	14,211	11,149
Total Construction and Land Loans	$153,917	$154,609	$137,570
Residential Loans:
New England	$1,228,623	$1,218,560	$1,173,741
San Francisco Bay	459,667	466,801	431,550
Southern California	344,004	321,341	300,798
Total Residential Loans	$2,032,294	$2,006,702	$1,906,089
Home Equity Loans:
New England	$81,010	$79,168	$79,947
San Francisco Bay	30,002	31,882	36,730
Southern California	2,648	7,044	6,874
Total Home Equity Loans	$113,660	$118,094	$123,551
Other Consumer Loans:
New England	$117,079	$116,692	$131,999
San Francisco Bay	8,854	8,518	9,581
Southern California	7,069	7,005	7,148
Eliminations and other, net	139	146	522
Total Other Consumer Loans	$133,141	$132,361	$149,250
Total Loans
New England	$2,954,576	$2,865,736	$2,832,936
San Francisco Bay	1,293,364	1,214,199	1,221,188
Southern California	864,380	842,141	759,490
Eliminations and other, net	139	146	522
Total Loans	$5,112,459	$4,922,222	$4,814,136

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	December 31, 2013	September 30, 2013	December 31, 2012
CREDIT QUALITY (11):
Special Mention Loans:
New England	$41,759	$34,630	$40,389
San Francisco Bay	25,912	20,875	24,566
Southern California	19,642	18,704	19,784
Total Special Mention Loans	$87,313	$74,209	$84,739
Accruing Substandard Loans (12):
New England	$13,304	$12,053	$27,551
San Francisco Bay	25,171	27,049	49,854
Southern California	3,540	5,207	12,724
Total Accruing Substandard Loans	$42,015	$44,309	$90,129
Nonaccruing Loans:
New England	$24,838	$30,160	$28,307
San Francisco Bay	14,016	14,218	25,105
Southern California	5,908	6,414	7,333
Total Nonaccruing Loans	$44,762	$50,792	$60,745
Other Real Estate Owned:
New England	$191	$191	$1,744
San Francisco Bay	585	585	1,395
Southern California	—	—	—
Pacific Northwest (1)	N/A	N/A	477
Total Other Real Estate Owned	$776	$776	$3,616
Loans 30-89 Days Past Due and Accruing (13):
New England	$5,029	$2,047	$20,751
San Francisco Bay	3,029	2,317	11,771
Southern California	5,684	3,819	13,854
Total Loans 30-89 Days Past Due and Accruing	$13,742	$8,183	$46,376
Loans (Charged-off)/ Recovered, Net for the Three Months Ended:
New England	$(344)	$22	$(1,148)
San Francisco Bay	1,798	2,111	(1,094)
Southern California	(260)	244	168
Pacific Northwest	N/A	N/A	2
Total Net Loans (Charged-off)/ Recovered	$1,194	$2,377	$(2,072)
Loans (Charged-off)/ Recovered, Net for the Twelve Months Ended:
New England	$(2,422)		$(5,593)
San Francisco Bay	2,576		(2,768)
Southern California	2,160		289
Pacific Northwest	N/A		(685)
Total Net Loans (Charged-off)/ Recovered	$2,314		$(8,757)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

FOOTNOTES:

(1)
On December 17, 2012, Boston Private Bank & Trust Company announced that it had entered into an agreement to sell its three offices in the Pacific Northwest region. The sale closed on May 10, 2013, at which time the Company recorded a gain on sale of $10.6 million. Accordingly, the assets and liabilities to be sold as part of this transaction were classified as held for sale at December 31, 2012. Within loans held for sale on the consolidated balance sheet at December 31, 2012, $276.7 million relate to the Pacific Northwest transaction. All of the deposits held for sale at December 31, 2012 relate to the Pacific Northwest transaction. All other assets and liabilities that were identified be included in the Pacific Northwest transaction were classified as other assets held for sale or other liabilities held for sale and were included within other assets or other liabilities on the consolidated balance sheet at December 31, 2012.

(2)
Net income from discontinued operations consists of contingent payments from certain of our divested affiliates, including Davidson Trust Company; Boston Private Value Investors, Inc.; Sand Hill Advisors, LLC; RINET Company, LLC; Gibraltar Private Bank & Trust Company; and Westfield Capital Management Company, LLC.

(3)
Adjustments to net income attributable to the Company to arrive at net income attributable to the common shareholders, as presented in these tables, include decrease/ (increase) in noncontrolling interests redemption value, dividends paid on preferred stock, and dividends on participating securities. In the second quarter of 2013, the Company repurchased its Series B Preferred stock, and the deemed dividend related to this repurchase of $11.7 million is considered a dividend for the calculation of earnings per share for the twelve months ended December 31, 2013.

(4)
When the Company has positive net income from continuing operations attributable to the common shareholders, the Company adds additional shares to basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding for the diluted earnings per share calculation. These additional shares reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the diluted earning per share calculation. The potential dilutive shares relate to: unexercised stock options, unvested non-participating restricted stock, and unexercised stock warrants. The amount of shares that were anti-dilutive for the three and twelve months ended December 31, 2013 was less than 0.1 million. The amount of shares that were anti-dilutive for the three months ended September 30, 2013 was less than 0.1 million. The amount of shares that were anti-dilutive for the three and twelve months ended December 31, 2012 was 0.3 million in both periods. See Part II. Item 8. "Financial Statements and Supplementary Data - Note 16: Earnings Per Share" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for additional information.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(5)
The Company uses certain non-GAAP financial measures, such as: Tangible Book Value Per Share and the Tangible Common Equity ("TCE") to Tangible Assets ("TA") ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA ratio, and from GAAP Book Value to Non-GAAP Tangible Book Value are presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude non-convertible Series D Preferred stock; exclude Goodwill and Intangible Assets, net; and include the difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

(In thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012
Total Balance Sheet Assets	$6,437,109	$6,274,939	$6,465,005
LESS: Goodwill and Intangible Assets, net	(130,784)	(131,836)	(135,054)
Tangible Assets (non-GAAP)	$6,306,325	$6,143,103	$6,329,951
Total Shareholders' Equity	$633,688	$623,037	$603,102
LESS: Series D Preferred Stock (non-convertible)	(47,753)	(47,753)	—
LESS: Goodwill and Intangible Assets, net	(130,784)	(131,836)	(135,054)
ADD: Difference between Redemption Value of Noncontrolling Interests and value under ASC 810	16,821	14,522	17,201
Total adjusting items	(161,716)	(165,067)	(117,853)
Tangible Common Equity (non-GAAP)	$471,972	$457,970	$485,249
Total Equity/Total Assets	9.84%	9.93%	9.33%
Tangible Common Equity/Tangible Assets (non-GAAP)	7.48%	7.46%	7.67%

Total Risk Weighted Assets *	$4,677,346	$4,462,531	$4,627,791
Tier I Common Equity *	$463,627	$452,879	$462,177
Tier I Common Equity/ Risk Weighted Assets	9.91%	10.15%	9.99%

End of Period Shares Outstanding	79,838	79,822	78,744
End of Period Carlyle Common Convertible Shares	—	—	7,261
Common Equivalent Shares	79,838	79,822	86,005

Book Value Per Common Share	$7.34	$7.21	$6.92
Tangible Book Value Per Share (non-GAAP)	$5.91	$5.74	$5.64
*     Risk Weighted Assets and Tier I Common Equity for December 31, 2013 are presented based on estimated data.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(6)
The Company uses certain non-GAAP financial measures, such as: Return on Average Common Equity and Return on Average Tangible Common Equity to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Return on Average Equity ratio to the Non-GAAP Return on Average Common Equity ratio, and the Non-GAAP Return on Average Tangible Common Equity ratio are presented below:

The Company calculates Average Common Equity by adjusting Average Equity to exclude Average Preferred Equity.

The Company calculates Average Tangible Common Equity by adjusting Average Equity to exclude Average Goodwill and Intangible Assets, net and Average Preferred Equity, and includes the Average Difference between Redemption Value and value per ASC 810 for Redeemable Noncontrolling Interests.

(In thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012
Total average shareholders' equity	$629,268	$614,929	$600,662
LESS: Average Series D preferred stock (non-convertible)	(47,753)	(47,754)	—
Average common equity (non-GAAP)	581,515	567,175	600,662
LESS: Average goodwill and intangible assets, net	(131,375)	(132,373)	(135,311)
ADD: Average difference between redemption value of noncontrolling interests and value under ASC 810	15,672	14,834	14,973
Total adjusting items	(115,703)	(117,539)	(120,338)
Average Tangible Common Equity (non-GAAP)	$465,812	$449,636	$480,324

Net income attributable to the Company	$17,668	$18,336	$13,092
Less: Dividends on Series D preferred stock	(869)	(869)	—
Net income, after dividends on Series D preferred stock (non-GAAP)	$16,799	$17,467	$13,092

Return on Average Equity - Three Months Ended (Annualized)	11.23%	11.93%	8.72%
Return on Average Common Equity - Three Months Ended (Annualized) (non-GAAP)	11.56%	12.32%	8.72%
Return on Average Tangible Common Equity - Three Months Ended (Annualized) (non-GAAP)	14.43%	15.54%	10.90%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(7)
The Company uses certain non-GAAP financial measures, such as: pre-tax, pre-provision earnings; net income excluding the effect of significant transactions; earnings per share excluding the effect of significant transactions; and the efficiency ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP income from continuing operations before income taxes to Non-GAAP pre-tax, pre-provision earnings; from GAAP Net income attributable to the Company to Non-GAAP net income attributable to the Company, excluding significant transactions; from GAAP diluted total EPS to Non-GAAP diluted total EPS, excluding the effect of significant transactions; and from GAAP efficiency ratio to Non-GAAP efficiency ratio (FTE basis) are presented below:

	Three Months Ended			Year Ended
(In thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Income before income taxes (GAAP)	$24,181	$26,443	$18,103	$98,999	$69,088
ADD BACK: Provision/ (credit) for loan losses	(2,000)	(6,000)	(5,000)	(10,000)	(3,300)
Pre-tax, pre-provision earnings (Non-GAAP)	$22,181	$20,443	$13,103	$88,999	$65,788

Net income attributable to the Company (GAAP)	$17,668	$18,336	$13,092	$70,535	$53,271
LESS: Gain on sale of Pacific Northwest offices, net of tax	—	—	—	6,267	—
Net income attributable to the Company, excluding the effect of significant transactions (Non-GAAP)	$17,668	$18,336	$13,092	$64,268	$53,271

Net Income Attributable to the Common Shareholders, after allocation to participating securities (GAAP)	$16,068	$17,511	$11,572	$53,899	$47,170
ADD BACK: Deemed dividend due to repurchase of Series B Preferred	—	—	—	11,738	—
LESS: Gain on sale of Pacific Northwest offices, net of tax	—	—	—	(6,267)	—
Net Income Attributable to the Common Shareholders, after allocation to participating securities, excluding the effect of significant transactions (Non-GAAP)	$16,068	$17,511	$11,572	$59,370	$47,170

Diluted Total Earnings per Share (GAAP)	$0.20	$0.22	$0.15	$0.68	$0.61
Diluted Total Earnings Per Share, excluding the effect of significant transactions (Non-GAAP)	$0.20	$0.22	$0.15	$0.75	$0.61

Total operating expense (GAAP)	$55,705	$52,110	$62,889	$221,360	$232,454
Less: Amortization of intangibles	1,052	1,056	1,106	4,327	4,369
Total operating expense (excluding amortization of intangibles) (Non-GAAP)	$54,653	$51,054	$61,783	$217,033	$228,085

Net interest income	$43,541	$42,302	$45,546	$174,018	$183,276
Total core fees and income	32,843	29,826	29,106	122,697	109,356
Total other income	1,502	425	1,340	13,644	5,610
FTE income	2,166	2,138	2,466	8,326	8,384
Total revenue (FTE basis)	$80,052	$74,691	$78,458	$318,685	$306,626
Efficiency Ratio, before deduction of intangible amortization (GAAP)	71.52%	71.82%	82.76%	71.32%	77.94%
Efficiency Ratio, FTE Basis (non-GAAP)	68.27%	68.35%	78.75%	68.10%	74.39%

(8)	Interest income on Non-taxable Investments and Loans are presented on an FTE basis using the federal statutory rate of 35% for each period presented.

(9)	Includes Loans Held for Sale and Nonaccrual Loans.

(10)	Includes Deposits Held for Sale.

(11)
The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lender's regional offices. Loans in the Pacific Northwest region that were not included the sale of that region's offices are included with the offices from which they are being managed after the sale. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(12)
Accruing substandard loans include loans that are classified as substandard but are still accruing interest income. The Bank may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

(13)
In addition to loans 30-89 days past due and accruing, at December 31, 2013, the Company had two loans totaling $0.1 million that were more than 90 days past due but still on accrual status. These loans originated in the New England region. At September 30, 2013, the Company had four loans totaling $1.7 million that were more than 90 days past due but still on accrual status. These loans originated in the San Francisco Bay and New England regions. At December 31, 2012, the Company had three loans totaling $3.6 million that were more than 90 days past due but still on accrual status. These loans originated in the New England region.